UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2021 (April 29, 2021)

LendingTree, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1415 Vantage Park Dr., Suite 700 Charlotte, NC	28203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TREE	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2021, LendingTree, Inc. (“we,” “us”, “the Company” or “LendingTree”) announced the reorganization of its leadership and management team to place greater focus on the Company’s strategic growth initiatives. The reorganization serves to better align management, executives and resources with key initiatives and was informed by the Company’s strong succession planning efforts over the past several years. In connection with the reorganization, we have made the following changes and appointments, which will become effective as of May 17, 2021.

Neil Salvage

Neil Salvage, age 48, will transition into the role of President, LendingTree Marketplace from his current role as the Company’s President, a position he has held since November 2016. Prior to that, Mr. Salvage served as the Company’s Chief Revenue Officer from 2015 to 2016 and General Manager of the LendingTree Home Pros business from 2013 to 2015. Prior to joining the Company, Mr. Salvage served as Head of Digital Sales for CBS Television and Radio, Executive Vice President of CityGrid Media and Vice President of Yellowpages.com. Mr. Salvage holds two Bachelor of Science degrees from the University of South Carolina in each of Business Administration and Management. Mr. Salvage also holds an M.S. degree in Computer Resources and Information Management from Webster University.

Scott Peyree

Scott Peyree, age 44, will continue to serve as President, Insurance. Mr. Peyree has been serving as the President of the QuoteWizard Insurance business since October 2018. Prior to QuoteWizard becoming a subsidiary of the Company in 2018, Mr. Peyree served as the Chief Executive Officer and founder of QuoteWizard since 2006. Mr. Peyree holds a Bachelor of Business Administration in Finance & Entrepreneurship from Pacific Lutheran University.

J.D. Moriarty

J.D. Moriarty, age 48, will transition into the role of President, LendingTree Next from his current role as the Company’s Chief Financial Officer, a position he has held since August 2017. From June 2017 to August 2017, Mr. Moriarty served as the Company’s Senior Vice President for Corporate Development, responsible for strategic acquisitions. Prior to that, Mr. Moriarty was Head of Americas Equity Capital Markets at Bank of America Merrill Lynch. Mr. Moriarty spent over 22 years at Merrill Lynch and Bank of America in various roles in both equity markets and investment banking. Mr. Moriarty holds an M.B.A. from the Stanford University Graduate School of Business and a B.A. in Economics & Finance from Bucknell University.

Trent Ziegler

Trent Ziegler, age 38, will become the Chief Financial Officer of the Company and will also remain the Company’s Treasurer. Prior to that, Mr. Ziegler served as the Company’s Vice President, Investor Relations, a position he held since November 2015, and as the Company’s Treasurer, a position he held since April 2018. Prior to that, Mr. Ziegler serviced as Vice President, Finance from 2014 to 2015 where he led Financial Planning and Analysis.  Prior to joining the Company as a Senior Financial Analyst in 2012, Mr. Ziegler served as a Senior Financial Analyst for Ally Financial. Mr. Ziegler holds a Bachelor of Science in Finance from Eastern Illinois University. Mr. Ziegler also holds an M.B.A. from the University of North Carolina Kenan-Flagler Business School.

There are no family relationships between any of Messrs. Salvage, Peyree, Moriarty or Ziegler and any director or executive officer of the Company, and none of Messrs. Salvage, Peyree, Moriarty or Ziegler have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On April 29, 2021, the Company issued a press release announcing the new executive appointments described in Item 5.02 above. The press release is furnished as Exhibit 99.1 and incorporated by reference herein. The press release at Exhibit 99.1 and incorporated by reference herein is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release dated April 29, 2021, with respect to LendingTree’s new executive appointments.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2021
LENDINGTREE, INC.

	By:	/s/ Lisa Young
Lisa Young
General Counsel